Exhibit 23.4
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Prospectus constituting a part of the Registration Statement on Form S-1 of TrueYou.com, Inc. of our report dated November 30, 2005 relating to the financial statements of Forele Ltd, Inc., which appear in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/S/ Amper, Politziner & Mattia, P.C.

Edison, New Jersey
Date:  January 23, 2006